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                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF
                              EXCHANGE PLACE TRUST

     The undersigned, constituting a majority of the Trustees of Exchange Place Trust (the 'Trust'), a Massachusetts business trust, hereby certify pursuant to
Section 8.3 of Article VIII of the Declaration of Trust of EXCHANGE PLACE TRUST, that the Trustees of the Trust have duly adopted the following amendment to the Declaration of Trust of the Trust dated the 28th day of March, 1991.

VOTED: That the Declaration of Trust dated March 28, 1991, be and it hereby is amended to change the name of the Trust from 'Exchange Place Trust' to 'Kidder, Peabody Investment Trust' in the following manner:

             Section 1.1. Name. The name of the trust created hereby is the 'Kidder, Peabody Investment Trust'.

             Section 1.2(q) of Article I of the Declaration of Trust is hereby amended to read as follows:

                   (q) 'Trust' means Kidder, Peabody Investment Trust'.

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate of Amendment in duplicate and have caused a duplicate original to be lodged among the records of the Trust as required by Article VIII of the Declaration of Trust, as of the 3rd day of September, 1991.

 ...................................    .........................................
David J. Beaubien                      Harry G. Bowles

                                       GEORGE V. GRUNE, JR.
 ...................................    .........................................
Robert W. Donahue                      George V. Grune, Jr.

                                       RUSSELL H. JOHNSON
 ...................................    .........................................
William W. Hewitt, Jr.                 Russell H. Johnson


 ...................................    .........................................
Thomas R. Jordan                       Carl W. Schafer






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